EXHIBIT 10.12A

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTWE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

THE GUITAMMER COMPANY

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this "Agreement"), entered into to be effective as of the 1st day of September, 2007, between The Guitammer Company, an Ohio corporation (the "Company"), and Opal Private Equity Fund, LP, a Delaware limited partnership, (the "Holder");

WITNESSETH:

WHEREAS, the Company and the Holder are parties to that certain Note Purchase Agreement dated as of July 19, 2005, as amended by a certain Amendment to Note Purchase Agreement date as of September 1, 2007, (collectively, the "Purchase Agreement") which Purchase Agreement provides for the issuance by the Company to the Holder of Warrants to purchase shares of common stock of the Company; and

WHEREAS, pursuant to the provisions of the Purchase Agreement the Board of Directors has deter lined to issue an additional warrant to purchase common shares of the Company to the Holder upon the terms and conditions set forth in this Agreement and the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto make the following agreement, intending to be legally bound thereby:

Section 1. Grant of Warrant. The Company hereby grants to the Holder a warrant (the "Warrant") to purchase nine and four-tenths (9.4) shares of common stock of the Company (subject to adjustment as set forth in this Warrant Agreement) (the "Common Shares").

Section 2. Terms and Conditions of the Warrant.

(a) Warrant Exercise Price. The purchase price (the "Warrant Exercise Price") to be paid by the Holder to the Company upon the exercise of the Warrant shall be Six Hundred and Sixty Five Dollars ($665,00) per Common Share.

(b) Exercise of the Warrant. The Holder may exercise the Warrant, from time to time and at any time, beginning on the first anniversary of this Agreement. The grant of the Warrant shall not confer upon the Holder any right to be employed by the Company nor limit in any way the right of the Company to terminate the employment of the Holder at any time.

(c) Warrant Term. The Warrant shall in no event be exercisable after the expiration of ten (10) years from the date of this Agreement (the "Warrant Term); provided that, if during the ninety days prior to the expiration of the Warrant Term, Holder is barred under Section 5 from exercising the Warrant, the Warrant Term shall be extended until the Company provides written notice to Holder that it is no longer burred from exercising the Warrant, plus an additional ninety (90) days thereafter.

(d) Method of Exercise. The Warrant may be exercised only by giving written notice of exercise to the Company stating the number of Common Shares subject to the Warrant in respect of which it is being exercised. The notice must be given to the President of the Company. The Holder shall be required, as a condition precedent to the Holder's right to exercise the Warrant and at the Holder's expense, to supply the Company with such evidence, representations and agreements as the Company may deem necessary or desirable to establish the Holder's right to exercise the Warrant and the propriety of the sale of Common Shares by reason of such exercise under the Securities Act of 1933, as amended (the "Securities Act"), the securities laws of the state of residence of the Holder or any holder of the Warrant, and any other laws or requirements of any governmental authority. Without limiting the generality of the foregoing, the Warrant shall not be exercisable unless the sale of the Common Shares by reason of such exercise has been registered under the Securities Act and all other applicable securities laws of any jurisdiction or unless such sale is exempt from such registration requirements. The Company does not currently intend, and shall be under no obligation, to so register any or all of the Common Shares. Payment for all such Common Shares shall be made to the Company at the time the Warrant is exercised. After payment in full for the Common Shares purchased under the Warrant has been made, the Company shall take all such action as is necessary to deliver appropriate certificates evidencing the Common Shares purchased upon the exercise of the Warrant as promptly thereafter as is reasonably practicable.

(e) Satisfaction of Taxes and Tax Withholding Requirements. The Company shall be entitled and is authorized, if required by law in order to obtain favorable tax treatment, as reasonably determined by the Board of Directors, to withhold (or secure payment from the Holder in lieu of withholding) the amount of any applicable withholding taxes. The Company may defer delivery of any Common Shares pursuant to the exercise of the Warrant unless indemnified to its satisfaction in this regard.

(f) Acceleration of Warrants. In the event that, during the periodbeginning on the date of this Agreement and ending on the first anniversary of this Agreement, the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets of the Company or 50% or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions (each an "Acceleration Event"), then the Company shall give notice to Holder and Holder shall have the right to (i) exercise the full number of Common Shares subject to the Warrant during the period beginning on the date of such notice and ending on the day before the scheduled date of consummation of the Acceleration Event; provided that any exercise of the Warrant during such period shall not be permitted if the exercise of the Warrant or the issuance of Warrant

Shares would cause the termination of the Company's S election under the Internal Revenue Code of 1986, as amended; or (ii) or cause the Company to repurchase the Warrant from the Holder, and the Company hereby agrees to repurchase the Warrant if so elected by the Holder, for a purchase price equal to the amount the Holder would be entitled to receive pursuant to the Acceleration Event had the Holder elected to exercise the Warrant, less the applicable Warrant Exercise Price (the "Warrant Consideration"). The Warrant Consideration shall be paid by the Company promptly in full on the closing of the Acceleration Event, in cash or other consideration in the same proportions as the same is payable to the shareholders of the Company on consummation of the Acceleration Event, Notwithstanding the foregoing, any exercise of the Warrant during such period shall be conditioned upon the consummation of the Acceleration Event and shall be effective only immediately before such consummation, except to the extent that the Holder may indicate, in writing, that such exercise is unconditional with regard to all or part of the unaccelerated portion of the Warrant. Upon consummation of the Acceleration Event, the Warrant, whether or not accelerated, shall terminate and cease to be exercisable unless assumed by the successor. The grant of this Warrant shall not affect in any way the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Section 3.Adjustments and Changes in the Common Shares Subject to the Warrant.

(a) In the event of any stock dividend or other distribution (whether in the form of Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Common Shares or other securities of the Company, or other similar extraordinary corporate transaction or event affects the Common Shares such that an adjustment is necessary in order to prevent extraordinary dilution or enlargement of the benefits or potential benefits intended to be made available under the Purchase Agreement to the Holder, then the Company shall proportionately adjust either or both (as necessary): (i) the number of Common Shares or other securities of the Company (or number and kind of other securities or property) subject to the Warrant; and (ii) the Warrant Exercise Price with respect to the Warrant; provided that, no such adjustment shall be required to be made in connection with the mere issuance by the Company of Common Shares or other securities of the Company, or warrants, warrants or other rights to purchase Common Shares or other securities of the Company, in any case, which is not made in conjunction with or as part of such an extraordinary corporate transaction.

(b) The Warrant Exercise Price and the number of Common

Shares subject to this Warrant shall be subject to adjustment as follows:

If any time after June 29, 2006, the Company shall issue or sell common shares at a price per share less than the Warrant Exercise Price and fails to offer Holder the opportunity to purchase common shares on the same terms, then the Warrant Exercise Price shall be reduced by multiplying the Warrant Exercise Price then in effect by a fraction: (1) The numerator of which shall be (A) the number of Common Shares outstanding on a fully-diluted basis immediately prior to the issuance of such additional Common Shares, plus (B) the number of Common Shares which the aggregate consideration, if any, received by the Company for the total number of such additional Common Shares so issued would purchase at the Warrant Exercise Price; and (2) The denominator of which shall be (A) the number of Common Shares outstanding on a fully-diluted basis immediately prior to the issuance of such additional Common Shares, plus (B) the number of such additional Common Shares so issued.

Upon any adjustment to the Warrant Exercise Price pursuant to 4(b) (i), above, the number of Common Shares subject to the Warrant shall be increased by multiplying the number of Common Shares subject to the Warrant by the inverse of the fraction determined under OD, above, so that the total Warrant Exercise Price, in the aggregate, for all of the Common Shares subject to the Warrant shall remain unchanged. For example, if the Warrant Exercise Price is, under 4(b)(i) above, to be multiplied by V2, then the number of shares subject to the Warrant shall be multiplied by 2.

For the purposes of this Section 4, the term "fully-diluted" shall mean all issued and outstanding Common Shares plus the total number of Common Shares available to be issued pursuant to the exercise of stock options or warrants (whether or not supported by sufficient authorized Common Shares) which are: (A) currently existing or outstanding, or (B) not yet granted but described in the Purchase Agreement.

For the purposes of this Section 4, if part or all of the consideration received by the Company in connection with the issuance of Common Stock or the issuance of any of the securities described in this Section 4 consists of services or property other than cash, such consideration shall be deemed to have a fair market value as reasonably determined in good faith by the Board of Directors of the Company.

(c) Notwithstanding anything to the contrary contained herein, there shall be no adjustment of the Warrant Exercise Price as a result of the issuance of Common Shares upon the exercise of stock options or warrants granted to senior management, employees, non-employee directors and other non-employees, such as consultants and independent contractors, of the Company, for up to 15% (fifteen percent) of the fully diluted outstanding Common Shares Company existing as of the date hereof and granted at an exercise prices of not less than the fair market value of the Common Stock, determined in good faith by the board of directors of the Company as of the date of grant. Holder acknowledges that the 964 shares subject to options existing as of the date hereof shall not be included with the fifteen percent limit described in this Subsection 4(c).

Section 4. Non-Assignability of the Warrant. During the existence of the Holder, the Warrant may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Holder, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. The Warrant may not be exercised during the existence of the Holder except by it or its legal representative.

Section 5. Exercise of the Warrant. Except as otherwise provided in this Agreement, the Warrant is exercisable only by the Holder or its legal representatives; provided that the Company shall not recognize nor be required to transfer record ownership of any shares to any person if such transfer would cause the termination of the Company's S Corp. election (if then in effect).

Section 6.Restrictions on Transfers of Common Shares. Anything contained in this Agreement, the Purchase Agreement or elsewhere to the contrary notwithstanding, the Warrant may not be exercised if the Company determines that the sale of Common Shares upon exercise of the Warrant may violate the Securities Act, the applicable state securities laws, or any other law or requirement of any governmental authority. An appropriate restrictive legend shall be placed on certificates representing Common Shares acquired upon the exercise of the Warrant, unless the Company determines, upon the advice of counsel to the Company, that such legend is not required because of the existence of an effective registration statement registering the Common Shares under the Securities Act or because all applicable federal and state legal requirements have been satisfied.

Section 7.No Rights of the Holder as a Shareholder. The Holder shall have no rights as a shareholder of the Company with respect to any Common Shares covered by the Warrant until the date of issuance of a certificate to the Holder evidencing such Common Shares.

Section 8.Confidentiality and Non-solicitation.

(a)Holder hereby acknowledges that Holder has or in the future may have access to the Company's trade secrets and proprietary or confidential information developed or acquired by or licensed to the Company, including, but not limited to, information regarding the Company's operations, business plans, customers or prospects, products, computer passwords or other information regarding network or systems access and research and development information, as such trade secrets and proprietary or confidential information may exist from time to time ("Confidential Information"). As consideration for the Warrant granted to Holder hereunder, Holder will not, at any time during Holder's relationship with the Company, in whole or in part, disclose or cause any other person to disclose the Confidential Information to any other person or entity (except the Company) under any circumstances. In addition, Holder will not, during the term of Holder's relationship with the Company, and for a period of one (1) year thereafter, solicit or assist any other person or entity in soliciting any employee of the Company to terminate the employee's employment with the Company under any circumstances.

 (b)Holder acknowledges that if there is a breach of any provision of this paragraph 9 by Holder, the Company will suffer irreparable harm in that monetary damages would be inadequate to compensate the Company for such a breach. In the event of a breach or threatened breach of any such provisions by Holder, in addition to such monetary and other relief as may be available, Holder agrees that the Company will be entitled to injunctive relief as may be necessary to restrain any breach or further breach of such provisions by Holder, without showing or providing any actual damages or loss sustained by the Company or notice to Holder.

Section 9. Notices and Payments. All payments required or permitted to bemade under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to the Company or to the Holder, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), addressed as follows:

(a)  If to the Company, to:

The Guitammer Company
P.O. Box 82
Westerville, OH 43086
ATTN: President / CEO

(b)  If to the Holder, to the address of the Holder set forth at the conclusion of this Agreement.

The Company or the Holder may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to the made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be given in accordance with this Agreement shall be deemed to have been given when placed in the U.S. Mail, addressed and mailed as provided in this Agreement.

Section 10. General Provisions.

(a) Governing Law. The rights and obligations of the Holder and the Company under this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and performed entirely in such state (without giving effect to the conflict of laws principles thereof) in all respects.

(b) Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(c) Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible to two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

(d) Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

(e) Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Holder in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No officer, employee or other servant or agent of the Company, and no servant or agent of the Holder, is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

(f) Rights and Remedies Cumulative. All rights and remedies of the Company and of the Holder enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(g) Duplicate. Originals. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall be deemed to constitute a single instrument.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

The Guitammer Company		Holder: Opal Private Equity Fund, LP

By: OPAL PRIVATE EQUITY, INC.
Its: General Partner

By: /s/ Mark Luden		By: /s/ Richard A. Barnhart
RICHARD A. BARNHART

Title: President/CEO		Its: VICE PRESIDENT/TREASURER

	Address:	250 West Street, Suite 700
Columbus, Ohio 43215
Attn: Richard A. Barnhart
EIN: 20-2034494